EXHIBIT 23.1

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements on Form S-3, File Nos. 333-80447, 333-87597, 333-89917, 333-33788 and 333-53204 and
Registration Statements on Form S-8, File Nos. 33-88876, 333-43466 and 333-43468 of PubliCARD, Inc. of our reports dated March 24, 2005, relating to the consolidated financial statements of PubliCARD, Inc. as of December 31, 2004 and 2003, and for each of the three years ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) and the consolidated financial statement schedule listed in the Index at Item 15 appearing in this Annual Report on Form 10-K of PubliCARD, Inc. for the year ended December 31, 2004.


/s/Deloitte & Touche LLP

New York, New York
March 30, 2005